                                                                      EXHIBIT 21

                                APTARGROUP, INC.

                              LIST OF SUBSIDIARIES


                                               State or Other
                                               Jurisdiction of     Percentage
                                               Incorporation         Owned
                                               -------------         -----
AptarGroup International L.L.C.                Delaware               100%
  AptarGroup Foreign Sales Corporation         Barbados               100%
  AptarGroup Holding S.A.                      France                 100%
    Aptar GmbH                                 Germany                100%
      Erich Pfeiffer GmbH                      Germany                100%
        Pfeiffer Vaporisateurs France S.a.r.L. France                 100%
        P & S Japan Ltd.                       Japan                  100%
        Pfeiffer (U.K.) Limited                United Kingdom         100%
        P&P Promotion of German Manufacturing
         Technologies GmbH                     Germany                100%
        Vallis Leasobjekt Gesellschaft GmbH    Germany                 51%
      Loeffler Beteilugungs GmbH               Germany                100%
      Seaplast S.A.                            Spain                   50%
      Seaquist-Loeffler GmbH                   Germany                100%
      Loffler Stet Spol. S.R.O.                Czech Republic         100%
    SeaquistPerfect Dispensing GmbH            Germany                100%
    Valois Deutschland GmbH                    Germany                100%
    AptarGroup S.A.                            France                 100%
    Aptar South Europe SARL                    France                 100%
     Novares S.p.A.                            Italy                  100%
     SAR S.p.A.                                Italy                  100%
      SAR France SCA                           France                 100%
       AptarGroup SAR Finance Unlimited        Ireland                100%
      Sar GmbH                                 Germany                100%
      SAR (U.K.) Limited                       United Kingdom         100%
      Tes S.p.A.                               Italy                   35%
    Caideil M.P. Teoranta                      Ireland                100%
    General Plastics S.A.                      France                 100%
    Graphocolor                                France                  60%
    Moulage Plastique de Normandie S.A.        France                 100%
    Perfect-Valois U.K. Limited                United Kingdom         100%
    Seaquist-Loeffler Limited                  United Kingdom         100%
    Valois S.A.                                France                 100%
    Valois Dispray S.A.                        Switzerland            100%
    Valois Espana S.A.                         Spain                  100%
     Valois Italiana S.r.l.                    Italy                  100%
    Inairic S.A.                               Argentina              100%
    Sar Dispensing Systems Ltd.                Hong Kong              100%
    SAR Do Brasil Ltda.                        Brazil                 100%
    Seaquist Canada Ltd.                       Canada                 100%
     Seaquist Finance Unlimited                Ireland                100%
    Seaquist-Valois Australia Pty. Ltd.        Australia              100%
    Seaquist-Valois do Brasil Ltda.            Brazil                 100%
    Seaquist-Valois Japan, Inc.                Japan                  100%
Aptar Suzhou Dispensing Ltd.                   P.R. China             100%
CosterSeaquist L.L.C.                          Illinois                50%
Emson Research, Inc.                           Connecticut            100%
  Emson Europe Ltd.                            United Kingdom         100%
  Emson Foreign Sales Corporation              U.S. Virgin Islands    100%
  Emson, Inc.                                  Connecticut            100%
  Emson Ventures, Inc.                         Connecticut            100%
  Emson Ventures II, Inc.                      Connecticut            100%
    P.T. Emson Ongko Indonesia                 Indonesia              100%
  Emson Ventures III, Inc.                     Connecticut            100%
    Emson Spraytech India Private Ltd.         India                   51%
  Emson Ventures IV, Inc.                      Connecticut            100%
Global Precision, Inc.                         Florida                100%
Liquid Molding Systems, Inc.                   Delaware               100%
Philson, Inc.                                  Connecticut            100%
Pfeiffer of America, Inc.                      Delaware               100%
P Merger Corporation                           Connecticut            100%
R.P.M. Manufacturing Company                   Connecticut            100%
SAR U.S.A. Inc.                                Delaware               100%
Seaquist Closures L.L.C.                       Delaware               100%
Seaquist Closures Foreign, Inc.                Delaware               100%
Seaquist de Mexico, S.A. de C.V.               Mexico                  75%
SeaquistPerfect Dispensing L.L.C.              Delaware               100%
SeaquistPerfect Dispensing Foreign, Inc.       Delaware               100%
Valois of America, Inc.                        Connecticut            100%